Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody A. Carey

Rx Communications Group, LLC

(917) 322- 2571

mcarey@RxIR.com

PHARMATHENE REPORTS YEAR-END 2014 FINANCIAL AND OPERATIONAL RESULTS; ANNOUNCES PLAN TO REALIGN OPERATIONAL RESOURCES

2014 Operational Highlights

•	Delaware Court of Chancery issues final judgment granting lump sum award to PharmAthene totaling approximately $195 million
•	NIAID awards contract for next generation anthrax vaccine program
•	New non-clinical data demonstrate SparVax® provides equivalent protection to BioThrax® in head-to-head comparison

ANNAPOLIS, MD – March 9, 2015 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today reported its financial and operational results for the year ended December 31, 2014. In addition, the Company announced that its Board of Directors approved a realignment plan to maximize, for its shareholders, the value of any proceeds from its litigation with SIGA Technologies, Inc. and its existing biodefense assets.

Year-End 2014 Financial Results

For the year ended December 31, 2014, PharmAthene recognized revenue of approximately $10.2 million, compared to approximately $17.9 million in 2013. The decrease in revenue in 2014 is primarily attributable to a reduction in activity in the Company’s SparVax® and rBChE bioscavenger programs during 2014, due to the de-scoping and partial termination for convenience of the SparVax® contract and expiration of the bioscavenger contract.

Research and development expenses in 2014 were approximately $9.3 million, compared to approximately $15.3 million in 2013, representing a year-over-year decrease of approximately 39%. Research and development expenses declined in 2014 primarily as a result of decreased costs related to the SparVax® anthrax vaccine program, as noted above.

Expenses associated with general and administrative functions decreased approximately 18% to $10.9 million in 2014, compared to $13.3 million in 2013. The decrease in general and administrative costs was primarily due to a reduction in merger and acquisition costs in 2014, partially offset by increased severance and share-based compensation expense.

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For the year ended December 31, 2014, PharmAthene's net loss was approximately $10.0 million, or $0.17 per share, compared to a net loss of $11.7 million, or $0.23 per share, for the prior year.

At December 31, 2014, PharmAthene had cash and cash equivalents totaling approximately $18.6 million, compared to $10.5 million at December 31, 2013. The increase in cash in 2014 resulted from net proceeds of approximately $18.1 million raised through the sale of the Company’s common stock under a Controlled Equity Offering Agreement, and $0.7 million in warrant exercises, partially offset by $8.5 million in net cash used in operations and $2.1 million used for other financing activities. The Company is currently reconciling the close out of its SparVax® contract with the government and may receive an additional payment.

REALIGNMENT PLAN

In connection with the realignment plan, PharmAthene plans to reduce its staffing levels by approximately two thirds. Eric Richman, President and Chief Executive Officer, will remain a member of the Board of Directors, but will no longer serve as an Officer of the Company after March 11, 2015. He will continue to play a key role in managing the ongoing litigation, other legal matters and strategic transactions in his role as Director. Linda Chang will continue to serve as Chief Financial Officer through April 30, 2015. In accordance with meeting cost-saving objectives, the Board will be reduced from eight members to six and Messrs. Joel McCleary and Brian A. Markison intend to resign from the Board.

The Company expects its cost-saving initiatives will preserve cash and cash equivalents sufficient to finance its operations beyond the adjudication of the appeal of the decision of the Delaware Chancery Court awarding PharmAthene $195 million plus post-judgment interest. PharmAthene will maintain necessary resources in order to execute under its current government contract with NIAID and seek partners, co-developers or acquirers for its other biodefense programs.

Dr. Mitchel Sayare, Chairman of the Board of Directors, noted, “On behalf of the Board, I would like to express our deep gratitude to all of the employees affected by this reduction. I wish to thank Eric and Linda for their outstanding leadership and valuable contributions to the Company, including the favorable judgment in the SIGA litigation, awarding us nearly $195 million. We also want to thank our Directors for their service to PharmAthene shareholders over the past several years.

“The Board is confident that our strategy adopted today is in the best interests of shareholders and provides the clearest path for value creation while maintaining the viability of our existing biodefense assets as we identify appropriate collaborators moving forward.”

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John M. Gill, a Director of the Company for the past nine years, will assume the role of President and Chief Executive Officer. Mr. Gill is a seasoned biotech executive with more than 30 years’ experience in corporate development and strategic planning. Previously, he served as Co-Founder and Chief Executive Officer of TetraLogic Pharmaceuticals and Chief Operating Officer of 3-Dimensional Pharmaceuticals until its sale to Johnson & Johnson. In addition, Mr. Gill spent 20 years at SmithKline Beecham, where he served in various positions. Current Vice President and Controller, Philip MacNeill, will become the Chief Financial Officer following the departure of Linda Chang. Mr. Gill is expected to devote necessary time to carry out his duties as President and Chief Executive Officer, and although he does not have other employment, he is not expected to devote his full time to the business of the Company, which his compensation will reflect.

“We have undertaken this approach to preserve the value of the judgment award while maintaining and capturing the value of our underlying biodefense assets. I am looking forward to working towards effecting a positive return of value to our shareholders,” stated Mr. Gill.

About PharmAthene

Since 2001, PharmAthene has been a biodefense company engaged in the development of next generation medical countermeasures against biological and chemical threats. During this time, it has devoted substantial effort and resources to the development of medical countermeasures for the prevention and treatment of anthrax infection and the prevention of nerve agent poisoning. PharmAthene's biodefense portfolio includes the following product candidates:

•	Anthrax vaccines - including SparVax®, a second generation liquid recombinant protective antigen (rPA) anthrax vaccine, and a next generation lyophilized anthrax vaccine containing rPA;

•	rBChE bioscavenger - a medical countermeasure for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides;

•	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

On January 15, 2015, the Delaware Court of Chancery issued its Final Order and Judgment in PharmAthene’s litigation against SIGA Technologies, Inc. The Court of Chancery awarded to PharmAthene lump sum expectation damages for the value of PharmAthene’s lost profits for SIGA’s smallpox antiviral, Tecovirimat, also known as ST-246® (formerly referred to as “Arestvyr™” and referred to by SIGA in its recent SEC filings as “Tecovirimat”). In addition, the Court of Chancery ordered SIGA to pay pre-judgment interest and varying percentages of PharmAthene’s reasonable attorneys’ and expert witness fees. The court’s determination of the final amount of the award, along with the decision itself, will remain subject to appeal by SIGA to the Delaware Supreme Court and PharmAthene’s ability to collect a monetary judgment from SIGA remains subject to that appeal and further proceedings in the Bankruptcy Court.

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Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risks associated with our interest in Tecovirimat, also known as ST-246® (formerly referred to as “Arestvyr™” and referred to by SIGA in its recent SEC filings as “Tecovirimat”) (including the risk that we will not be able to collect any amounts related thereto); risks relating to our continuing ability to recognize cost reductions; risks associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; funding delays and/or reductions or elimination of U.S. government funding and/or non-renewal of expiring funding under our September 2014 contract with NIAID after we receive funding of approximately $5.2 million over the base period (if all technical milestones are met); risks associated with our common stock; risks associated with the GE Loan Agreement; risks associated with our net operating loss carryforwards, or NOLs; risks associated with delays caused by third parties challenging government contract awards to us; risks associated with unforeseen safety and efficacy issues; risks associated with our realignment plan; risks associated with accomplishing any future strategic partnerships or business combinations; risks associated with continuing funding requirements and dilution related thereto; risks relating to our ability to continue to satisfy the listing requirements of the NYSE MKT and other risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission.

On January 15, 2015, the Delaware Court of Chancery issued its Final Order and Judgment in PharmAthene’s litigation against SIGA Technologies, Inc. The Court of Chancery awarded to PharmAthene lump sum expectation damages for the value of PharmAthene’s lost profits for SIGA’s smallpox antiviral, Tecovirimat. In addition, the Court of Chancery ordered SIGA to pay pre-judgment interest and varying percentages of PharmAthene’s reasonable attorneys’ and expert witness fees. Since then, SIGA has filed a notice of appeal with the Delaware Supreme Court in which it challenges various findings of the Court of Chancery and seeks to set aside the Final Order and Judgment, and we have filed a notice of cross-appeal.

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As a result, the decision could be reversed, remanded or otherwise changed. There can be no assurances if and when PharmAthene will receive any payments from SIGA as a result of the decision.  SIGA has stated publicly that it does not currently have cash sufficient to satisfy the award. It is also uncertain whether SIGA will have such cash in the future. SIGA’s ability to make any payments to PharmAthene depends in part on its financial and operational success, which is subject to a number of significant risks and uncertainties (certain of which are outlined in SIGA’s filings with the SEC), as to which we have limited knowledge and which we have no ability to control, mitigate or fully evaluate. Furthermore, because SIGA has filed for protection under the federal bankruptcy laws, PharmAthene is automatically stayed from taking any enforcement action in the Delaware Court of Chancery. By agreement of the parties, and with the approval of the Bankruptcy Court, the automatic stay has been lifted for the sole purpose of allowing the Delaware Court of Chancery to enter a money judgment and to allow the parties to exercise their appellate rights. Our ability to collect a money judgment from SIGA remains subject to further proceedings in the Bankruptcy Court. Further, at this point, future government funding to support the development of Valortim®, rBChE and SparVax® is unlikely. Even if we received such funding, significant additional non-clinical animal studies, human clinical trials, and manufacturing development work remain to be completed for all of our product candidates.

Finally, PharmAthene can offer no assurances that it has correctly estimated the resources necessary to execute under its NIAID contract and seek partners, co-developers or acquirers for its other programs under its realignment plan. If a larger workforce or one with a different skillset is ultimately required to implement the realignment plan successfully, or if PharmAthene inaccurately estimated the cash and cash equivalents necessary to finance its operations until SIGA’s appeal has been adjudicated and it has received SIGA’s payment, its business, results of operations, financial condition and cash flows may be materially and adversely affected.

Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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PHARMATHENE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$18,643,351	$10,480,979
Billed accounts receivable	110,656	1,427,113
Unbilled accounts receivable	297,431	2,199,525
Prepaid expenses and other current assets	199,194	231,491
Total current assets	19,250,632	14,339,108

Property and equipment, net	325,772	386,068
Other long-term assets and deferred costs	53,384	65,660
Goodwill	2,348,453	2,348,453
Total assets	$21,978,241	$17,139,289

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$391,396	$1,128,172
Accrued expenses and other liabilities	1,195,412	3,182,687
Deferred revenue	-	341,723
Current portion of long-term debt	746,146	999,996
Other short term liabilities	70,326	-
Current portion of derivative instruments	178,509	51,663
Short-term debt	-	1,091,740
Total current liabilities	2,581,789	6,795,981

Other long-term liabilities	493,137	588,745
Long-term debt, less current portion	-	730,279
Derivative instruments, less current portion	629,170	1,688,572
Total liabilities	3,704,096	9,803,577

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 63,603,303 and 52,304,246 shares issued and outstanding at December 31, 2014 and 2013, respectively	6,360	5,230
Additional paid-in-capital	238,780,633	217,877,117
Accumulated other comprehensive loss	(229,528)	(218,710)
Accumulated deficit	(220,283,320)	(210,327,925)
Total stockholders' equity	18,274,145	7,335,712
Total liabilities and stockholders' equity	$21,978,241	$17,139,289

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PHARMATHENE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013	2012

Contract revenue	$10,190,205	$17,912,607	$25,175,887

Operating expenses:
Research and development	9,319,828	15,290,142	19,509,629
General and administrative	10,911,724	13,279,186	11,628,732
Depreciation	149,958	182,487	303,916
Total operating expenses	20,381,510	28,751,815	31,442,277

Loss from operations	$(10,191,305)	$(10,839,208)	$(6,266,390)
Other income (expense):
Interest expense, net	(210,399)	(366,706)	(324,753)
Realization of cumulative translation adjustment	-	-	1,227,656
Change in fair value of derivative instruments	508,817	(444,622)	591,039
Other income (expense)	(762)	(6,071)	47,862
Total other income (expense)	297,656	(817,399)	1,541,804

Loss before income taxes	(9,893,649)	(11,656,607)	(4,724,586)
Income tax provision	(61,746)	(61,746)	(195,529)
Net loss	$(9,955,395)	$(11,718,353)	$(4,920,115)

Basic and diluted net loss per share	$(0.17)	$(0.23)	$(0.10)
Weighted average shares used in calculation of basic and diluted net loss per share	57,535,325	50,659,116	48,323,067

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